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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant: ☒
Filed by a Party other than the Registrant: ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ASPEN TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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FILING PURSUANT TO RULE 14A-12

        This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements about Aspen Technology, Inc. ("Aspen"), Advent International, Inc. ("Advent"), and the proposed sale of Aspen's Series D convertible preferred stock and warrants to Advent and holders of Aspen's Series B convertible preferred stock, and the exchange of shares of Aspen's Series B convertible preferred stock and warrants for Series D convertible preferred stock and warrants. Statements in this filing regarding these proposed transactions and the benefits to be derived from the proposed transaction and any other statements about Aspen's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause events to differ materially from those indicated by such forward-looking statements, including: Aspen's ability to consummate the proposed financing transaction and the other factors described in Aspen's current report on Form 8-K filed with the SEC on July 11, 2003. Aspen expressly disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing.

        The following is the text of the press release issued by Aspen on August 7, 2003.

AspenTech to Fight Federal Trade Commission Challenge

        CAMBRIDGE, Mass.—(BUSINESS WIRE)—Aug. 7, 2003—Aspen Technology, Inc. (Nasdaq: AZPN), a provider of enterprise software solutions to the process industries for improved margins and operational performance, has learned that the Federal Trade Commission (FTC) has filed an administrative complaint challenging its acquisition of Hyprotech Ltd., which was consummated in May, 2002. At the time of the acquisition, Hyprotech was a unit of AEA Technology and supplied simulation software solutions to the upstream oil and gas, and the refining industries, while AspenTech supplied modeling software for chemical manufacturers. The acquisition did not require pre-merger review by the FTC under the Hart-Scott-Rodino Act.

        Fifteen months ago, the FTC launched an investigation into the acquisition, with which AspenTech has cooperated fully. AspenTech has vigorously defended its position and continues to maintain that its acquisition did not lessen competition.

        "We do not agree with the FTC's assertions but, on the contrary, are confident that the acquisition has brought significant benefits to our customers and is not anticompetitive," said David McQuillin, president and chief executive officer of AspenTech. "Over the past year we have worked closely with our customers to develop new innovations that would have been impossible prior to the merger. We will continue to bring these new innovations to market and fulfill our customers' expectations promised by the merger. We believe a vigorous defense against the allegations of the complaint is in the best interests of our customers and our shareholders and that is what we intend to do."

        The commencement of the proceedings formalizes the Commission's decision that there are sufficient reasons to warrant a trial before an administrative law judge who will hear arguments from both sides. It does not constitute a ruling that AspenTech's acquisition of Hyprotech was unlawful. The final outcome of the administrative and judicial process is unlikely to be known for several years.

        AspenTech expects that its customers and partners will not be affected by the administrative challenge, with Engineering product development plans, customer support and strategy unchanged. Customers will continue to benefit from the increased innovation, new products and features they have come to expect from AspenTech. As a result of this new development AspenTech expects to record a $6 million legal accrual in the fourth quarter of fiscal 2003 to cover the estimated cost of all remaining legal expenses in connection with this matter.

        As it relates to the proposed $100 million financing with Advent International, which shareholders will vote upon on August 13, 2003, AspenTech believes the FTC challenge should make the transaction even more attractive to shareholders. The Series D proceeds will increase cash available to fund top and bottom line growth, while enabling the company to simultaneously mount a vigorous defense during the extended period while the challenge is pending. Until a resolution is in hand, alternative sources of financing may be unavailable on attractive terms, because it is impossible to predict the outcome and timing of the FTC process.

        The company will also be issuing its fourth quarter and fiscal year 2003 earnings release this afternoon after the market close. The management team will be holding a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters as well as the issuance of a complaint by the FTC at 4:45 p.m. eastern time today, Thursday, August 7, 2003. Interested parties may listen to a live webcast of the call by logging on to AspenTech's website: http:/www.aspentech.com and clicking on the "Webcast" link under the Investor Relations section of the site. A replay of the call will be archived on AspenTech's website for the next twelve months and will also be available for forty-eight hours via telephone, beginning at 8:00 a.m. eastern time on August 11, 2003, by dialing 719-457-0820 and entering in confirmation code: 346887.

  About AspenTech

        Aspen Technology, Inc. provides industry-leading software and implementation services that enable process companies to increase efficiency and profitability. AspenTech's engineering product line is used to design and improve plants and processes, maximizing returns throughout an asset's operating life. Its manufacturing/supply chain product line allows companies to increase margins in their plants and supply chains, by managing customer demand, optimizing production, and streamlining the delivery of finished products. These two offerings are combined to create solutions for enterprise operations management (EOM), integrated enterprise-wide systems that provide process manufacturers with the capability to dramatically improve their operating performance.

        The fourth and six paragraphs of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statement using the term "will," "should," "could," "anticipates," "believes" or a comparable term is a forward-looking statement. Actual results may vary significantly from AspenTech's expectations based on a number of risks and uncertainties, including: AspenTech's lengthy sales cycle which makes it difficult to predict quarterly operating results; the FTC's complaint against AspenTech's acquisition of Hyprotech; fluctuations in AspenTech's quarterly operating results; AspenTech's dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech's ability to raise additional capital as required; AspenTech's ability to integrate the operations of acquired companies; intense competition; AspenTech's need to develop and market products successfully; reliance on relationships with strategic partners; and other risk factors described from time to time in AspenTech's periodic reports and registration statements filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements. AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Aspen Technology, Inc. Joshua Young, 617/949-1274 joshua.young@aspentech.com	Aspen Technology, Inc. Peter Watt +44 1223 819-752 peter.watt@aspentech.com

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

        Aspen has filed with the SEC and mailed to its stockholders a Proxy Statement in connection with the proposed transactions. The Proxy Statement contains important information about Aspen, Advent International, Inc., the proposed transactions and related matters. Investors and security holders are urged to read the Proxy Statement carefully.

        Investors and security holders may obtain free copies of the Proxy Statement and other documents filed with the SEC by Aspen through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Proxy Statement by contacting Investor Relations, Aspen Technology, Inc., Ten Canal Park, Cambridge, Massachusetts 02141, telephone (617) 949-1000.

        Aspen, Advent and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by Aspen's financing transaction. Information regarding Aspen's directors and executive officers in contained in Aspen's Form 10-K for the fiscal year ended June 30, 2002 and its proxy statement dated July 11, 2003, which have been filed with the SEC. As of June 20, 2003, Aspen's directors and executive officers beneficially owned approximately 2,810,880 shares of Aspen's common stock, representing approximately 6.9% of that class. As of June 20, 2003, Advent had no beneficial ownership of Aspen common stock.

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FILING PURSUANT TO RULE 14A-12
AspenTech to Fight Federal Trade Commission Challenge
IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC